  As filed with the Securities and Exchange Commission on _______________, 2000
                                                           Registration No.____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------
                              TELEFLEX INCORPORATED
             (Exact name of registrant as specified in its charter)
                                ----------------
                Delaware                                   23-1147939
     (State or Other Jurisdiction of                    (I.R.S. Employer
     Incorporation or Organization)                  Identification Number)

                                    Suite 450
                            630 West Germantown Pike
                      Plymouth Meeting, Pennsylvania 19462
                                 (610) 834-6301
             (Address of Principal Executive Offices) (Postal Code)
                                ----------------
                              Teleflex Incorporated
                       Global Employee Stock Purchase Plan
                            (Full Title of the Plan)
                                ----------------
                                 Lennox K. Black
                      Chairman and Chief Executive Officer
                              Teleflex Incorporated
                                    Suite 450
                            630 West Germantown Pike
                      Plymouth Meeting, Pennsylvania 19462
                                 (610) 834-6301
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

 Copies of all communications, including all communications sent to the agent for service should be sent to:

                            Herbert K. Zearfoss, Esq.
                              Teleflex Incorporated
                             155 South Limerick Road
                          Limerick, Pennsylvania 19468
                                 (610) 948-2887

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                Amount              Proposed             Proposed            Amount of
        Title of Each Class of                  to be           Maximum Offering     Maximum Aggregate      Registration
      Securities to be Registered           Registered(1)      Price Per Share (2)    Offering Price            Fee
------------------------------------------------------------------------------------------------------------------------
  Teleflex Incorporated Common Stock,
       par value $1.00 per share            100,000 Shares          $36.5625            $3,656,250              $966
========================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement registers such indeterminate number of additional shares as may become issuable under the anti-dilution provisions contained in the Plan.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 100,000, the maximum number of shares issuable under the Teleflex Incorporated Global Employee Stock Purchase Plan that are covered by this Registration Statement, by $36.56, the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 23, 2000, within five business days prior to June 30, 2000.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents are incorporated by reference in this registration statement: (i) the annual report of Teleflex Incorporated (the "Company") for the fiscal year ended December 26, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report; and (iii) the description of the Company's Common Stock contained in the registration statement filed by the Company to register its Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145 further provides that a corporation similarly may indemnify any such person serving in any capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification can be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper.

Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant's By-laws provide broadly for indemnification of the officers, directors and employees of the Registrant to the extent that (i) such person is not insured or otherwise indemnified and (ii) the power to so indemnify has been or may be granted by statute. The Registrant maintains directors' and officers' liability insurance, as permitted by its By-laws, with a current policy limit of $15,000,000.

Item 7.  Exemption From Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit
Number      Name
-------     ----
4           Teleflex Incorporated Global Employee Stock Purchase Plan

5 Opinion of Counsel as to the legality of the securities being registered

23.1        Consent of PricewaterhouseCoopers LLP

23.2        Consent of Counsel (included in Opinion filed as Exhibit 5)

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, TELEFLEX INCORPORATED, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth Meeting, Pennsylvania on the 12th of June, 2000.

                                    TELEFLEX INCORPORATED
                                    (Registrant)


                                     By: /s/ Lennox K. Black
                                         ------------------------------
                                         Lennox K. Black, Chairman and
                                         Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of June, 2000.

                 Signature                                              Title
                 ---------                                              -----
S\ Lennox K. Black                           Director, Chairman and Chief Executive Officer
-----------------------------------          (Principal Executive Officer)
Lennox K. Black

S\ Harold L. Zuber, Jr.                      Vice President and Chief Financial Officer
------------------------------------         (Principal Financial and Accounting Officer)
Harold L. Zuber, Jr.

S\ Patricia C. Barron                        Director
------------------------------------
Patricia C. Barron

S\ Donald Beckman                            Director
------------------------------------
Donald Beckman

S\ William R. Cook                           Director
------------------------------------
William R. Cook

S\ Joseph S. Gonnella                        Director
------------------------------------
Joseph S. Gonnella

S\ Pemberton Hutchinson                      Director
------------------------------------
Pemberton Hutchinson

                                             Director
------------------------------------
Sigismundus W. W. Lubsen

S\ Palmer E. Retzlaff                        Director
------------------------------------
Palmer E. Retzlaff

S\ James W. Stratton                         Director
------------------------------------
James W. Stratton

                                  EXHIBIT INDEX


Exhibit No.                       Description of Exhibit
----------                        ----------------------
        4        Teleflex Incorporated Global Employee Stock Purchase Plan

        5 Opinion of Counsel as to the legality of the securities being registered

     23.1        Consent of PricewaterhouseCoopers LLP

     23.2        Consent of Counsel (included in Opinion filed as Exhibit 5)